UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2021

JASPER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39138	84-2984849
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Bridge Pkwy Suite #102 Redwood City, CA	94065
(Address of principal executive offices)	(Zip Code)

(650) 549-1400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, par value $0.0001 per share	JSPR	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Voting Common Stock at an exercise price of $11.50	JSPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2021, the Board of Directors (the “Board”) of Jasper Therapeutics, Inc. (the “Company”) adopted a non-employee director compensation policy (the “Non-Employee Director Compensation Policy”). Pursuant to the Non-Employee Director Compensation Policy, each non-employee director is eligible to receive annual cash retainers for his or her service on the Board and the Board’s committees, as follows:

Annual Retainer
Board of Directors (including Chairperson)	$40,000
Board of Directors Chairperson	$30,000
Audit Committee Chairperson	$15,000
Audit Committee Member (excluding Chairperson)	$7,500
Compensation Committee Chairperson	$10,000
Compensation Committee Member (excluding Chairperson)	$5,000
Nominating and Corporate Governance Committee Chairperson	$8,000
Nominating and Corporate Governance Committee Member (excluding Chairperson)	$4,000

All cash retainers will be earned on a quarterly basis based on a calendar quarter, and, if applicable, will be prorated for the portion of the calendar quarter during which such non-employee director actually serves on the Board or a committee thereof, and will be paid in arrears no later than the 30th day following the end of each calendar quarter.

The Non-Employee Director Compensation Policy also provides that the Company will reimburse reasonable expenses incurred by the non-employee directors in connection with attendance at Board or committee meetings.

In addition to cash fees, each current non-employee director will be granted a one-time stock option award to purchase a number of shares of voting common stock of the Company (“Common Stock”) equal to 0.10% of the total number of shares of capital stock of the Company outstanding on an as-converted to Common Stock basis on the date of grant, which will vest in three equal annual installments over three years, subject to the director’s continued service through such vesting dates. These grants will be made to the Company’s current non-employee directors as soon as administratively practicable following the effectiveness of the filing with the Securities and Exchange Commission of the first Registration Statement on Form S-8 covering shares of Common Stock issuable pursuant to the Company’s 2021 Equity Incentive Plan (as may be amended or restated, the “2021 Plan”). Moreover, any new non-employee elected or appointed to the Board will, upon his or her appointment to the Board, be granted a one-time stock option award to purchase a number of shares of Common Stock equal to 0.10% of the total number of shares of capital stock of the Company outstanding on an as-converted to Common Stock basis on the date of grant, which will vest in three equal annual installments over three years, subject to the director’s continued service through such vesting dates.

The Non-Employee Director Compensation Policy also provides that, on the date of each annual meeting of stockholders of the Company (each, an “Annual Meeting”), each individual who is a non-employee director immediately prior to such Annual Meeting and who will continue to serve as a non-employee director immediately following such Annual Meeting will be granted an annual stock option award to purchase a number of shares of Common Stock equal to 0.05% of the total number of shares of capital stock of the Company outstanding on an as-converted to Common Stock basis on the date of grant, which will vest in full upon the first anniversary of the date of the grant, subject to the director’s continued service through such vesting date.

In addition, each of the stock option awards granted pursuant to the Non-Employee Director Compensation Policy will vest in full as of immediately prior to, and contingent upon, the occurrence of a Change in Control (as defined in the 2021 Plan), subject to the director’s continued service through immediately prior to such Change in Control.

The foregoing description of the Non-Employee Director Compensation Policy does not purport to be complete and is qualified in its entirety by the terms and conditions of the Non-Employee Director Compensation Policy, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1+	Jasper Therapeutics, Inc. Non-Employee Director Compensation Policy.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Indicates a management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JASPER THERAPEUTICS, INC.

Date: October 29, 2021	By:	/s/ Jeet Mahal
		Name:	Jeet Mahal
		Title:	Chief Financial Officer and Chief Business Officer

2